Exhibit 14.1

Revised May 2016 Code of eThiCs & ConduCT

IntroductIon A Message from Our CEO . . . . . . . . . . . . . . . . . . .3 Our Mission and Values . . . . . . . . . . . . . . . . . . . . .4 Code Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6 IndIvIdual responsIbIlIty Speaking Up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8 Policy Against Retaliation . . . . . . . . . . . . . . . . . . .8 Our Responsibilities . . . . . . . . . . . . . . . . . . . . . . . .9 Leaders’ Responsibilities . . . . . . . . . . . . . . . . . . . .9 Individual Responsibilities . . . . . . . . . . . . . . . . . . 10 Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . . . 10 Trading Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Exchanging Gifts . . . . . . . . . . . . . . . . . . . . . . . . . . 11 creatIng a respectful and safe Workplace Equal Opportunity . . . . . . . . . . . . . . . . . . . . . . . . . 13 Harassment and Discrimination . . . . . . . . . . . . . 13 Human Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 Health & Safety . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 protectIng the company Protecting OSI’s Assets . . . . . . . . . . . . . . . . . . . . 16 Confidential Information . . . . . . . . . . . . . . . . . . . 16 Financial Reporting . . . . . . . . . . . . . . . . . . . . . . . . 16 Data Privacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 Corporate Opportunities . . . . . . . . . . . . . . . . . . . 17 Using Company IT Resources . . . . . . . . . . . . . . . 17 Hiring Government Employees . . . . . . . . . . . . . . 18 Social Media and Public Speaking . . . . . . . . . . . 18 InteractIng WIth customers Competition & Fair Dealing . . . . . . . . . . . . . . . . 20 Non-disclosure Agreements . . . . . . . . . . . . . . . 20 Protecting Third-Party Information . . . . . . . . . . 21 Corporate Citizenship and the Environment . . . . . . . . . . . . . . . . . . . . . 21 doIng busIness WIth governments Government Contracting Compliance . . . . . . . .23 Gifts to Government Employees . . . . . . . . . . . . .23 Anti-Corruption & Anti-Bribery . . . . . . . . . . . . 24 Trade Compliance . . . . . . . . . . . . . . . . . . . . . . . . 24 Political Contributions and Activity . . . . . . . . . .25 corporate governance Ethics & Compliance Program . . . . . . . . . . . . . .27 Investigations and Audits . . . . . . . . . . . . . . . . . . .27 Limitations of the Code . . . . . . . . . . . . . . . . . . . 28 Code Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28 2 OSI Systems, Inc. Table of ConTenTs

Code of Ethics and Conduct 3 Colleagues, Over the years, we have worked hard together to create a company that contributes to making our world safer and healthier. Our continued success depends on our ability to maintain our strong reputation and preserve the trust of our customers, shareholders, and communities. We must do this by living our core values of Integrity, Accountability, Innovation, and Teamwork. Our values should guide our conduct and our conduct must represent our values. This Code of Ethics and Conduct sets guidelines for how we will conduct ourselves. Whether we are interacting with clients, developing products, or enhancing our business processes, this Code provides stringent expectations for our ethical behavior and standards. I expect each of us to read the Code, ask questions, and hold each other accountable for acting according to the highest ethical standards. Our customers, shareholders, and colleagues depend on us to do the right thing — every time. deepak chopra CEO and Chairman of the Board a message from our Ceo

4 OSI Systems, Inc. Our Mission Integrity > We are honest and ethical . > We address issues openly and directly . > We demonstrate respect for our colleagues and customers . Accountability > We do what we say we will do . > We take personal responsibility for achieving results . > We acknowledge and learn from our mistakes .

and Values teamwork > We collaborate and support each other . > We strive to live our values and achieve the company’s mission . > We challenge each other to be efficient and productive . Innovation > We encourage innovation and creativity in everything we do . > We develop products which create value for our customers . > We anticipate and adapt to market needs and trends . Code of Ethics and Conduct 5 OSI Systems develops innovative products and services that create customer value, demonstrates operational excellence by ensuring industry leading product performance, and seeks to create a work environment of trust and respect that recognizes and rewards job performance .

6 OSI Systems, Inc. This Code of Ethics and Conduct (“Code”) contains our company’s general guidelines and requirements for conducting business according to the highest ethical standards and best practices . This Code applies to employees, officers, and directors of OSI Systems, Inc . (“OSI”) and our subsidiaries worldwide . Although this Code is not designed to address every ethics or compliance question that may arise, we have set forth principles to guide you in your daily decisionmaking processes . compliance with laws, rules, and regulations Obeying the law is part of the foundation on which our ethical standards are built . You have an obligation to comply with every applicable local, regional, or national law or regulation in those jurisdictions in which we have a presence and operate our business . Violations of these laws can be extremely costly to us and can subject us (or you) to civil and criminal penalties . We are subject to a number of highly complex laws, rules and regulations, including, without limitation, securities/ insider trading laws, antitrust laws, employment laws, occupational health and safety and environmental laws, intellectual property laws, and laws governing the entertaining and hiring of government employees . As a government contractor, we must be diligent in our submission of accurate statements and claims to our customers, and we must abide by the rules on procurement integrity when we compete in the federal marketplace . As an employee of OSI, you are expected to understand and comply with all laws, regulations, and company policies that apply to your job position . If any doubt exists about whether a course of action is lawful, you should immediately seek advice from your supervisor, a Corporate Compliance Officer, Human Resources, or a member of the Legal Department . One of our greatest assets, both as a company and as individuals, is our integrity . The foundation of this Code is centered around the underlying premise that everything we do must be based on sound ethical principles and with complete integrity . OSI expects you to exercise sound judgment when acting on behalf of the company and when your actions may be perceived as representative of our company . Ethics and Integrity Code overvieW

Individual Responsibility 7

8 OSI Systems, Inc. We are committed to operating according to the highest ethical standards and in full compliance with applicable laws and regulations . We expect you to “Speak Up” by raising issues and reporting any instances where you see or suspect a breach of this Code or have concerns about the way in which we are doing business . We take seriously our responsibility to create a work environment where you feel comfortable “raising your hand” when issues arise . You may always contact: > your supervisor or a more senior manager > a Corporate Compliance Officer > any member of the Human Resources Team, or > any member of the Legal Department . Our company policy strictly prohibits retaliation against anyone who makes a report in good faith about a problem or concern . If, for any reason, you feel uncomfortable reporting your concern to the team members listed above, we encourage you to utilize the OSI Ethics Hotline . We contract with a third-party, EthicsPoint, to host and administer our Ethics Hotline . All reports are immediately reviewed by senior management and are kept confidential, to the extent possible . Visit http://osi.ethicspoint.com to make a report . This website also contains toll-free phone numbers in your country where you can make a report in your local language, 24-hours a day . for employees in the european union, laws in your country may restrict your ability to report certain issues anonymously via the osI ethics hotline. We will not tolerate retaliation against any employee who makes a report in good faith, even if it turns out after an investigation that there has not been a violation of the Code or a company policy . Examples of retaliation may include modifications to any aspect of employment, including hiring, firing, pay, job assignments, promotions, scheduling, layoff, training, fringe benefits, and any other term or condition of employment . All questions and reports of known or suspected violations of the law or this Code will be treated with sensitivity and discretion . Any reprisal or retaliation against an officer, director or employee because such individual, in good faith, sought help or made a report will be subject to disciplinary action, including potential termination of employment . If you are concerned about retaliation or believe that you have been subject to retaliation for reporting a possible violation of this Code, you should immediately contact the Human Resources Department, a Corporate Compliance Officer, or a member of the Legal Department . SPEAKING UP POLICY AGAINST RETALIATION

Code of Ethics and Conduct 9 OUR RESPONSIBILITIES LEADERS’ RESPONSIBILITIES Maintaining our commitment to ethics and compliance is a team effort – a commitment which creates clear expectations for all employees . Our obligations extend beyond simply knowing what is included in our Code of Ethics and Conduct . We must all: > follow the letter and spirit of this Code and our company policies > complete required ethics and compliance activities, including periodic training and annual Code certifications > get advice from management or a Corporate Compliance Officer any time you are uncertain about how to apply the standards in this Code to a specific situation or your general work environment > Speak Up and report any known or suspected violations of our Code, applicable laws or regulations, or our company policy > use good judgment, and > be honest, transparent, and proactive in cooperating with all audits and investigations, both external and internal . Supervisors and managers have critical responsibilities regarding their conduct and behavior . Our company depends on our leaders to model ethical decision-making and sound integrity in daily activity . As a leader, you are expected to: > lead by example > create a work environment that focuses on building relationships, recognizes efforts, and values open communication > demonstrate ethical leadership through your actions and communication > communicate to employees about this Code and applicable ethics and compliance policies > be proactive – seek out opportunities to address ethical and compliance challenges > build an environment where everyone feels comfortable asking you questions and reporting potential violations of this Code and related policies, and > never ask someone else or pressure them to do something that is inconsistent with this Code or our company’s values . We will not tolerate retaliation against an employee who make reports about potential issues or speaks up about potential challenges . Leaders will be held accountable for embodying our company values and treating employees with dignity and respect .

10 OSI Systems, Inc. conflicts of Interest A conflict of interest exists when an individual’s duty of undivided commercial loyalty to our company is or is perceived to be prejudiced by actual or potential personal benefit from another source . Conflicts of interest may result directly through your activities or indirectly through the activities of a family member, a person sharing your household or a person with whom you are associated . You should actively avoid any outside activities that may raise a reasonable concern or make it difficult to perform your work objectively and effectively . You may not participate in any private business or professional activity or have any direct or indirect financial dealing that would create a conflict between your private interests and your responsibilities to our company . Generally, you may not solicit or accept salaries, fees, commissions or any other type of compensation from any individual or organization that conducts or seeks to conduct business with our company or one of our competitors . You may not make a loan or extend credit to or receive a loan or credit from those who deal with our company . You must not directly or indirectly attempt to influence any decision of our company in order to derive a personal or financial benefit . You may not serve on a board of directors or as a trustee or on a committee of any entity (whether for profit or not-for-profit) whose interests reasonably could be expected to conflict with those of our company . trading stock Since OSI is a publicly traded company, strict regulations and laws govern the purchase and sale of our stock . You are not permitted to buy or sell stock if you are in possession of information obtained through your employment at OSI that has not been publicly announced and could have a material effect on our business . In addition, our policy and applicable laws prohibit you from giving nonpublic information to others, such as friends and family . This may include tips on when to buy or sell stock while you are in possession of material, nonpublic information concerning our company . Note that Insider Trading laws may apply to changes to investment allocations or withdrawing funds in our Employee Stock Purchase Plan . Failure to abide by these regulations and OSI’s company policy may result in potential civil and criminal liabilities as well as company disciplinary action . Speak Up by contacting the Legal Department if you have specific questions about trading company stock or our Insider Trading Policy . Our current Insider Trading Policy may be accessed on the corporate intranet Policy Portal . Conflicts of interest may not always be clear-cut and easy to define . We require that you fully disclose any situations that could be expected to give rise to a conflict of interest . If you suspect that you have a conflict of interest, or something that others could reasonably perceive as a conflict of interest, Speak Up and report it immediately to your supervisor, a Corporate Compliance Officer, Human Resources, a member of the Legal Department, or the OSI Ethics Hotline . INDIVIDUAL RESPONSIBILITIES How do I know if something is a Conflict of Interest?

Code of Ethics and Conduct 11 INDIVIDUAL RESPONSIBILITIES exchanging gifts Accepting gifts and entertainment may cause a conflict of interest, or the appearance of a conflict between your personal interests and your professional responsibility at OSI . Our policy is not to accept gifts or entertainment from any supplier, potential supplier, customer, government employee, or any person who you believe may be seeking to influence business decisions or transactions . Occasionally, there may be times when declining or returning a gift would be impractical or embarrassing . In those rare instances, you may accept the gift on behalf of the company . However, you are required to Speak Up by reporting it to your manager, and seek further guidance from a Corporate Compliance Officer . Failure to follow this process may result in disciplinary action . Giving holiday gift baskets or food is a common business practice around the world . You may accept the gift and make it available for others to enjoy around the office . If the gift is excessive or may be perceived as an attempt to influence you, report the issue to your supervisor, a member of the Human Resources team, or a Corportate Compliance Officer . Can I accept a gift basket or wine during the holidays? Discounts or special promotions that are offered to you because of your position with our company are considered gifts and must be refused . However, if the same offer is available to all of our employees, it may be acceptable . We must always avoid creating the appearance of a potential conflict of interest or a real or apparent sense of obligation when dealing with our vendors, suppliers, and customers . When in doubt, Speak Up and get guidance from a Corporate Compliance Officer . A vendor offered me a persoanl discount or promotion. Can I accept?

Creating a Respectful and Safe Workplace 12

Code of Ethics and Conduct 13 EQUAL OPPORTUNITY HARASSMENT AND DISCRIMINATION OSI is committed to providing a work environment that offers equal employment opportunity for everyone . We will make all employment decisions based on job-related qualifications without regard to age, ancestry, color, religious creed, disability, marital status, medical condition, genetic information, national origin, race, gender, gender identity, sexual orientation, veteran status, or any other basis protected by federal, state, or local law . We believe in treating each other with dignity and respect . OSI does not tolerate discrimination or harassment in any form . “Harassment” may include unwelcome conduct or misconduct, whether verbal, physical or visual . Unacceptable conduct will not be tolerated, including: > Sexual misconduct: including, sexual advances, requests for sexual favors, sexually explicit language, off-color jokes, displaying inappropriate images, remarks about a person’s body or sexual activities, and inappropriate touching (both welcome and unwelcome), and > Disruptive conduct: including any other action that unreasonably disrupts or interferes with an employee’s work performance . We believe in treating each other with dignity and respect.

14 OSI Systems, Inc. OSI Systems is committed to ensuring the safety and health of our employees . This commitment is a team effort, as we seek to ensure an injury-free work environment . Safety must be a top priority in everything we do . This requires that you are aware of applicable safety laws, regulations, and customer requirements . Safety Reporting Requirements are outlined in our Incident Reporting Policy which may be found on our corporate intranet page . If you see any safety hazards or come across an unsafe practice or behavior, it is your duty to Speak Up and report the issue to your supervisor, Human Resources, the corporate EHS Compliance staff, or the OSI Ethics Hotline . Read the Health and Safety Policy on our EHS intranet site at: http://portal .osi-systems .com/EHS . As a global company, we aim to conduct our business in a manner that respects the human rights and dignity of people . We are cognizant of the impact of our operations on our employees, those involved in our supply chain, our customers, and on the communities in which we operate . Each of us can play a role in the elimination of human rights abuses including human trafficking, child labor, and forced labor . We expect our suppliers, distributors, and business partners to have similar policies and comply with local laws and regulations . Speak Up so we can look out for each other. HUMAN RIGHTS HEALTH & SAFETY

Protecting the Company 15

16 OSI Systems, Inc. We all have responsibility to help protect and use company assets for legitimate business purposes only . Theft, carelessness, and waste have a direct impact on our profitability . The use of company funds or assets, whether or not for personal gain, for any unlawful or improper purpose is strictly prohibited . You must ensure that you have returned all company assets in your possession in proper condition upon leaving the company . You are expected to help the company keep nonpublic company information confidential . OSI Systems and our global subsidiaries frequently create valuable, confidential information which the law allows us to protect and use for our own benefit . Common examples may include: > employee information > business statistics > customer sales data > nonpublic financial targets or projections > trade secrets > information about new or upcoming products or product enhancements, or > research, code, or technical data . If you learn about or suspect any misuse or unauthorized disclosure of confidential company information, Speak Up and report it immediately to your manager, a Corporate Compliance Officer, or the OSI Ethics Hotline . As a publicly traded company, we are obligated to comply with applicable securities laws, regulations, and reporting requirements . Our corporate policy and these rules and regulations mandate that we report financial transactions accurately, completely, fairly, and in a timely and understandable manner . We will not tolerate inaccurate, incomplete, delayed, or falsified reporting . Employees who are involved with financial reporting are required to understand and comply with applicable accounting standards and laws . If you have any questions or concerns about our financial reports or disclosures, Speak Up . PROTECTING OSI’S ASSETS CONFIDENTIAL INFORMATION FINANCIAL REPORTING > Intellectual property such as patents and trademarks, trade secrets, websites, applications, software, and information systems > Employee time > Materials (including our products, components, raw materials, supplies, packaging) > Physical property (including our sites, equipment, office supplies, security badges, IT equipment, phones, vehicles, etc .) > Money (including bank deposits) What is considered a company asset?

DATA PRIVACY CORPORATE OPPORTUNITIES USING COMPANY IT RESOURCES OSI is committed to complying with applicable privacy and data protection laws in all jurisdictions where we do business . Sensitive information may include Personally Identifiable Information (“PII”) about our employees, customers, or business partners and must be collected, stored, and used only for its intended and lawful purpose and with the appropriate notice to and/or consent of the individual, as required by local law . PII should always be kept up-to-date, accurate and secure, and should not be kept for longer than is necessary . Sensitive Information may only be accessed by employees which have a specific, current business need for the information . This information may not be shared with any third parties without consulting with your manager and the Legal Department . As employees, we have a duty to the company to ensure that we serve and advance the company’s business interests ahead of our own . You may not: > compete with our company > behave in a way that could reasonably be expected to deprive the company of a business opportunity or hurt our reputation, or > use any company asset (including leads, information, technology, etc .) for personal gain . Speak Up to your supervisor or a representative from the Human Resources Department about any business opportunity covered by this Code that you wish to pursue . OSI allows minimal and infrequent personal use of our company computers and telephones, and this use is subject to the requirements of our IT Policies . The company reserves the right to access voice and data transmissions using our resources at any time (subject to applicable laws and regulations) . Please review our current IT Policies on the corporate intranet page . Personally Identifiable Information (or PII) is commonly defined as information that can be used on its own or with other information to identify, contact, or locate a single person, or to identify an individual in context . What is “PII”? Code of Ethics and Conduct 17

18 OSI Systems, Inc. U .S . federal laws place certain restrictions on our ability to hire or retain current and former U .S . government employees . Managers are strictly prohibited from engaging, conducting informal employment discussions, or interviewing current or former government employees without the explicit, advance approval of the Human Resources Department . Only authorized employees specifically designated by the company may speak to the media or make statements on the record on behalf of the company . Social media networks allow us to share ideas, interact with customers, and promote our products and services . You should be mindful of our corporate values when utilizing social media networks for official use . Specifically, we should always be courteous and professional, and always maintain confidential business information . Personal use of social media should not adversely reflect the company . Only employees who have been specifically designated to speak on behalf of the company may issue statements or post on social media networks on behalf of the company . Any personal usage of these networks must ensure that your participation is not construed as representative of the company . HIRING GOVERNMENT EMPLOYEES SOCIAL MEDIA AND PUBLIC SPEAKING Visit our corporate intranet page to review current policies, processes, and procedures. http://portal.osi-systems.com

Interacting with Customers 19

20 OSI Systems, Inc. You must strive to deal fairly with our customers, suppliers, competitors, other third parties and one another and to conduct our business with integrity and honesty . You must respect and protect any confidential or proprietary information shared with us by customers, suppliers and other third parties . You may not take unfair advantage of others through dishonest, unethical or illegal practices, including without limitation manipulation, concealment, abuse of privileged information, misrepresentation of material facts or false or misleading statements . We seek to outperform our competitors fairly and honestly through our superior performance and not through any unethical or illegal business practices . When interacting with a third-party such as a vendor, supplier, or business partner, you may never share confidential company information without your manager’s approval and without a non-disclosure agreement in place . In addition, always limit the amount of confidential information shared to the minimum level required to address our business interest . Only employees who have been specifically designated with authority may sign a non-disclosure agreement with a third-party . COMPETITION & FAIR DEALING NON-DISCLOSURE AGREEMENTS

Code of Ethics and Conduct 21 Suppose you were approached by a former coworker at our company who asked for your help accessing confidential information about a project he had previously managed . Since he had access to the information at one time already, would it be acceptable to help him out? no. Our policy requires that all third-party information be kept confidential and may only be used for current business needs . Employees without a need to utilize confidential information should not be granted access . What should you do? PROTECTING THIRD-PARTY INFORMATION CORPORATE CITIZENSHIP AND THE ENVIRONMENT As part of your job, you may have access to confidential personal or business information regarding our customers, suppliers, vendors, or other business partners . This information must remain confidential and may only be shared with those who have a business need to know the information . You may not share the information outside of our company without explicit approval of your manager . In addition, our healthcare division and medical subsidiaries may be subject to U .K ., U .S ., and international laws and regulations that govern the protection of patient information, including the Health Insurance Portability and Accountability Act (HIPAA) and the Health Information Technology for Economic and Clinical Health (HITECH) Act . Consult the Data Privacy Officer if you have questions about our data protection obligations to our customers, vendors, suppliers, or other third parties . As a global company, OSI recognizes its role to support and promote corporate social responsibility with regard to ethical conduct, respect for human rights, and protection of the environment . You are expected to observe applicable international laws and regulations and seek to enhance our business processes through sustainable methods . Our customers expect our products and services to be delivered in a sustainable manner . Business managers must be cognizant of the company’s global environmental footprint . Please review our corporate Environmental Policy on the EHS intranet page at: http://portal .osi-systems .com/EHS .

Doing Business with Governments 22

Code of Ethics and Conduct 23 GOVERNMENT CONTRACTING COMPLIANCE GIFTS TO GOVERNMENT EMPLOYEES OSI is committed to compliance with U .S . and international government contracting . Business dealings with government customers often include additional regulatory and legal requirements . Employees involved in federal contracting processes (solicitation, bids, proposals, contract and program management, operations, etc .) must: > review and understand all applicable laws, regulations, and customer requirements associated with our bids, proposals, and contracts > provide timely, thorough, and accurate information in connection with our proposals, certifications, and representations > follow company protocol with regard to the review, approval, and signature of contract-related documents and processes > complete annual contracting compliance training, and > Speak Up and report any suspected misconduct or unethical conduct associated with a government contract or subcontract (including, but not limited to, overbilling the government, false information or claims, violation of law or statute, or other unethical behavior) . U .S . and international government employees are required to abide by strict ethical guidelines that restrict their ability to receive gifts, meals, and entertainment . OSI’s policy requires that you avoid providing gifts, hospitality, or entertainment to government officials in order to avoid the appearance of improper influence . Different gift rules apply when you are dealing with government employees . All employees who interact with government employees or are involved in the company’s government contracts or sub-contracts are required to review our Government Contracting Handbook and Anti-Corruption Compliance (ACC) Program for specific guidelines that provide specific limitations on gift giving and entertainment . We must be transparent and honest with the government in all of our business dealings . We must disclose any: > violations of federal criminal law in connection with a contract > violations of the civil False Claims Act > Buy American Act or Trade Agreements Act violations > overpayments . If you have any questions about our obligations, Speak Up and notify the Legal Department, a Corporate Compliance Officer, or our Ethics Hotline . Our healthcare division is also subject to unique regulations and laws that specifically govern interactions with government healthcare professionals . Employees in this division are expected to read and abide by our Healthcare Conduct Responsibility Policy . What are our mandatory disclosure obligations to the U.S. government? Gifts to Healthcare Professionals

24 OSI Systems, Inc. We are firmly committed to complying with international anti-corruption and anti-bribery laws including the U .S . Foreign Corrupt Practices Act (FCPA) and the U .K . Bribery Act . OSI’s Anti-Corruption Compliance (ACC) Policy strictly prohibits making, offering, promising, or authorizing a corrupt payment of money, or anything of value, to a government official or any other person in order to obtain or retain business, or to direct business, or to achieve any business-related objective . You are also prohibited from receiving a corrupt payment of money, or anything of value, in connection with your employment with our company . All employees are required to read and abide by our Anti-Corruption Compliance Policy, which places strict guidelines on extending gifts and entertainment, covering travel and accommodation expenses for third-parties, and interacting with OSI’s business partners . We must comply with applicable international import and export laws and regulations . U .S . laws restrict the transfer, export, and sale of hardware, software, and technology from the United States to certain designated countries and individuals as well as re-export of certain such items from one non-U .S . location to another . Many countries in which we operate have similar laws and regulations, including the U .K . and Malaysia . If you are involved in importing and exporting goods and data, you are responsible for knowing and following these laws and our company policy . OSI is prohibited from cooperating with foreign boycotts not sanctioned by the U .S . government . This applies to all company locations including those outside of the U .S . Boycott requests should be reviewed by designated personnel only, and should be forwarded to the Trade Compliance Department for mandatory reporting to the U .S . government . U .S . and U .K . law prohibits transactions with certain persons or entities that have violated export-related laws or are believed to pose a threat to national security . Additionally, doing business with certain countries may result in imposed economic sanctions . We must perform due diligence before any transaction that has an international element to determine whether such parties are on applicable restricted party lists . ANTI-CORRUPTION & ANTI-BRIBERY TRADE COMPLIANCE In certain circumstances, it might be necessary for government officials to travel to our facilities to complete final product inspections or to attend training . Business units must seek approval from their divison’s Anti-Corruption Compliance Officer prior to authorizing any expenditures . No other company officers or employees are authorized to grant such approval . Can my department pay for travel for government officials?

Code of Ethics and Conduct 25 answer: Yes . However, you should make it clear to the event sponsors that you are not representing our company . Also, you should not wear a company uniform or any item with our company’s name on it . Your audience at the rally must not be led to believe that we are endorsing a particular candidate or political view . Question: May I participate in a political rally being held outside of business hours? POLITICAL CONTRIBUTIONS AND ACTIVITY Our company will not make any contributions to political parties, candidates, or public officials, except as permitted by law . Contributions made by individual employees, agents, or representatives will not be reimbursed directly or indirectly by OSI, even when made in our company’s name . OSI has a Political Action Committee (PAC), known as OSI PAC, to which U .S . employees may contribute . Our company can legally make campaign contributions to political candidates and organizations in the U .S . All employee contributions to the PAC are completely voluntary . With the exception of the PAC, our company does not permit employees to use company time or resources for political activities . This prohibition includes using telephones, e-mail, faxes, and photocopying machines, as well as soliciting contributions . No employee, director, or officer is permitted to pressure another employee or supplier to make a political contribution, volunteer for a political activity, or attend a political event .

Corporate Governance 26

Code of Ethics and Conduct 27 ETHICS & COMPLIANCE PROGRAM INVESTIGATIONS AND AUDITS Our corporate Ethics & Compliance Program is designed to ensure that we operate according to the highest ethical standards and comply with the laws, regulations, and other requirements to which we are subject . This Code is an integral part of our Ethics & Compliance Program . In addition, the Program ensures that our company: > sets ethics & compliance standards > implements controls to mitigate key risk areas > conducts appropriate training for employees and third-parties > maintains a hotline for reporting concerns > monitors and audits programs to prevent and detect misconduct, and > promotes our “culture of compliance” . The OSI Systems Board of Directors has designated the Vice President, Corporate Compliance as responsible for the day-to-day operation of our Ethics & Compliance Program . In addition, the company has established an Ethics & Compliance Committee to provide oversight and support for the company’s Ethics & Compliance Program . The Vice President, Corporate Compliance reports to the Board of Directors in all matters related to Ethics & Compliance . OSI takes compliance with our Code of Ethics and Conduct very seriously . Employees who fail to comply with this Code and the company’s values may be subject to strict disciplinary actions, up to and including termination of employment . Visit http://portal .osi-systems .com/lawdepartment/ compliance to view the current contacts within the company’s Ethics & Compliance Program . We require that you cooperate with investigations, audits, or government inquiries and respond appropriately to legal proceedings of all kinds . Further, you are required to immediately notify the Legal Department if you receive any correspondence regarding an external investigation, inquiry, subpoena, or legal proceeding involving the company . From time to time, the Legal Department may issue “document preservation holds” which will specifically require you to preserve documents, correspondence, and data related to a particular topic . You are expected to take such notices seriously and ensure full compliance . Throughout the course of any investigation or audit, you are required to conduct yourself with integrity and may not, directly or indirectly, mislead or obstruct the company’s auditors, counsel, or compliance staff . Failing to provide relevant information during an investigation will be viewed as intentional obstruction and may result in disciplinary action . OSI will conduct all internal investigations with diligence and respect, and in conformance with the OSI Investigation Protocol (http://portal .osi-systems .com/lawdepartment/ compliance) .

28 OSI Systems, Inc. No Code of Ethics and Conduct could possibly address all of the ethical or compliance issues which may arise during the course of normal business . We count on you to know our policies, act responsibly, and make sound decisions based on our core values . This Code and the topics it addresses are neither a contract of employment nor a guarantee of continuing company policy . We reserve the right to amend, supplement, or discontinue this Code and the matters addressed herein at any time without prior notice . In the event of a revision or modification, the current Code will always be posted on the company’s intranet home page and public website . Waivers of this Code will be considered on a case-bycase basis and only in appropriate circumstances . Any waiver of this Code for directors and named executive officers may only be considered by our Board of Directors and decided in writing . Any waiver of this Code for employees must be authorized by OSI’s Vice President, Corporate Compliance . LIMITATIONS OF THE CODE CODE WAIVERS

Code of Ethics and Conduct 29 NOTES

30 OSI Systems, Inc. NOTES

Code of Ethics and Conduct 31 noTes

Code of Ethics and Conduct - Revised May 2016